Exhibit 99

ACADIA HEALTHCARE REPORTS SECOND QUARTER 2025 RESULTS

Provides Updated Guidance for 2025; Announces Chief Financial Officer Transition

FRANKLIN, Tenn. (August 5, 2025) – Acadia Healthcare Company, Inc. (“Acadia” or the “Company”) (NASDAQ: ACHC) today announced financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Highlights

●	Revenue totaled $869.2 million, an increase of 9.2% over the second quarter of 2024
●	Same facility revenue increased 9.5% compared with the second quarter of 2024, including an increase in revenue per patient day of 7.5% and an increase in patient days of 1.8%
●	Net income attributable to Acadia totaled $30.1 million, or $0.33 per diluted share
●	Adjusted income attributable to Acadia totaled $74.8 million, or $0.83 per diluted share
●	Adjusted EBITDA increased 7.6% to $201.8 million in the second quarter
●	Added 101 newly licensed beds to existing facilities in the second quarter

Adjusted income attributable to Acadia and Adjusted EBITDA are non-GAAP financial measures. A reconciliation of all non-GAAP financial measures in this press release begins on page 9.

Second Quarter Results

Chris Hunter, Chief Executive Officer of Acadia, remarked, “Our results for the second quarter of 2025 reflect solid execution of our growth strategy as we continued to address the critical demand for behavioral health services in the United States. Revenue for the second quarter increased 9.2% over the second quarter last year, and Adjusted EBITDA improved 7.6% over the prior-year period. Importantly, we have made significant progress to date in 2025 in meeting our stated goals for bed additions and expanding access to care. With our proven operating model and strong focus on clinical quality, Acadia is uniquely positioned across the care continuum to fill a critical gap for evidence-based specialized behavioral health services. As we continue to expand our market reach, we also remain focused on strengthening our capabilities and leveraging technology to drive greater efficiencies in care delivery and deliver favorable clinical outcomes. We are proud of the important work we are doing, and we commend our extraordinary team of dedicated employees and clinicians across Acadia who continue to provide safe, quality patient care for those seeking treatment for mental health and substance use issues.”

In the second quarter of 2025 the Company recognized a favorable pre-tax benefit of $51.8 million associated with the recently approved state supplemental program in Tennessee, including $28.5 million related to fiscal year 2024, $11.0 million related to the first quarter of 2025, and $12.3 million related to the second quarter of 2025. This compares to $8.6 million of total net pre-tax benefit from similar programs in the state of Tennessee recognized in the second quarter of 2024.

Also included in results for the second quarter of 2025 were $14.2 million of startup losses associated with newly constructed facilities, compared to $4.6 million in the second quarter of 2024.

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ACHC Reports Second Quarter 2025 Results

August 5, 2025

Strategic Investments for Long-Term Growth

During the second quarter of 2025, the Company continued to make progress in meeting its strategic growth objectives, adding 101 beds to existing facilities, bringing the total to 191 beds added to existing facilities for the first half of 2025. Including the 288 beds added to newly constructed facilities in the first quarter, the Company has added a total of 479 beds to date in 2025.

In addition, Acadia added four new comprehensive treatment centers (“CTCs”), extending the Company’s market reach to 174 CTCs across 33 states, treating over 74,000 patients daily in this critical area of care.

Acadia has 21 joint venture partnerships for 22 hospitals, with 13 hospitals already in operation and nine additional hospitals expected to open in the coming years, including three expected to open later this year.

Cash and Liquidity

Acadia has continued to maintain a strong financial position with sufficient capital to make strategic investments in its business. As of June 30, 2025, the Company had $131.4 million in cash and cash equivalents and $828.3 million available under its $1.0 billion revolving credit facility.

During the second quarter of 2025, the Company repurchased 103,939 shares for a total of $3.2 million, bringing total year-to-date repurchases to 1,706,625 shares for a total of $50.4 million.

2025 Financial Guidance

Acadia today updated its previously announced financial guidance for 2025, as follows:

2025 Guidance Range
Revenue	$3.3 to $3.35 billion
Adjusted EBITDA	$675 to $700 million
Adjusted earnings per diluted share	$2.45 to $2.65
Interest expense	$130 to $140 million
Tax rate	25% to 26%
Depreciation and amortization expense	$185 to $195 million
Stock compensation expense	$40 to $45 million
Operating cash flows	$460 to $485 million
Expansion capital expenditures	$495 to $535 million
Maintenance and IT capital expenditures	$105 to $115 million
Total bed additions	950 to 1,000 beds

The Company’s full-year guidance includes the following assumptions:

●	Same-facility volume growth in the range of 2 to 3 percent.
●	Same-facility revenue per patient day growth in the low single digits.
●

Startup losses in the range of $60 to $65 million, for the full year 2025 related to newly opened facilities. The $10 million increase relative to prior expectations is primarily a result of current year facility construction running ahead of schedule.

●

A net increase in Medicaid supplemental payments of $30 to $40 million for the full year 2025. This includes a $10 million to $11 million per quarter recurring benefit related to the new Tennessee program in the second half of the year.

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ACHC Reports Second Quarter 2025 Results

August 5, 2025

The Company’s guidance does not include the impact of any future acquisitions, divestitures, transaction, legal and other costs or non-recurring legal settlements expense.

Chief Financial Officer Transition

Acadia also announced that Heather Dixon will be stepping down from her role as Chief Financial Officer, effective August 15, 2025, to pursue the role of President and Chief Operating Officer at another company. Tim Sides, who currently serves as Senior Vice President, Operations Finance, will serve as interim Chief Financial Officer while the Company undertakes a search for a permanent replacement.

“We are grateful for Heather’s leadership and contributions over the past two years. Heather played a key role in strengthening our financial foundation and supporting our growth strategy,” said Hunter. “As she moves on to pursue this new opportunity, we extend our sincere thanks to Heather and wish her well. We are fortunate to have a strong finance leadership team to take on additional responsibilities and help ensure a smooth transition during our search.”

“It has been a privilege working with Chris, the Board, and the leadership team of Acadia. I am proud of the work we’ve done together, and I believe Acadia is positioned well for continued success,” said Dixon.

Sides joined Acadia in February of 2020 and has served as the Senior Vice President, Operations Finance since June of 2023. In this role, Sides holds supervisory responsibilities for the operational finance teams for all of the Company’s lines of business, cash management, government reimbursement, revenue cycle and procurement. He is also highly involved in driving financial and operational improvements across Acadia.

Conference Call

Acadia will hold a conference call to discuss its second quarter financial results at 8:00 a.m. Central Time/9:00 a.m. Eastern Time on Wednesday, August 6, 2025. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available for 30 days.

About Acadia

Acadia is a leading provider of behavioral healthcare services across the United States. As of June 30, 2025, Acadia operated a network of 274 behavioral healthcare facilities with approximately 12,100 beds in 39 states and Puerto Rico. With approximately 25,000 employees serving more than 82,000 patients daily, Acadia is the largest stand-alone behavioral healthcare company in the U.S. Acadia provides behavioral healthcare services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

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ACHC Reports Second Quarter 2025 Results

August 5, 2025

Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements related to our strategy, growth, anticipated operating results for future periods and our share repurchase program. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our facility expansions, acquisitions, joint ventures and de novo transactions; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from government and commercial payors, including because of the significant changes to Medicaid financing mechanisms introduced by the One Big Beautiful Bill Act (“OBBBA”) enacted on July 4, 2025; (iv) the occurrence of patient incidents, governmental investigations, litigation and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; (vi) potential disruptions to our information technology systems or a cybersecurity incident; and (vii) potential operating difficulties, including, without limitation, disruption to the U.S. economy and financial markets; reduced admissions and patient volumes, including, without limitation, due to OBBBA’s introduction of work or community engagement requirements in the Medicaid expansion population; increased costs relating to labor, supply chain and other expenditures; changes in competition and client preferences; and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

Share Repurchase Authorization Disclaimer

Acadia’s share repurchase program permits the Company to make repurchases on a discretionary basis as determined by management, subject to market conditions, applicable legal requirements, available liquidity, compliance with the Company's debt agreements, and other appropriate factors. Repurchases under the share repurchase program are to be made through open market or privately negotiated transactions and may be made pursuant to plans entered into in accordance with Rule 10b5-1 and/or Rule 10b-18 of the Exchange Act. The share repurchase program does not have a termination date, does not obligate Acadia to acquire any particular amount of common stock, and may be modified, extended, suspended, or discontinued by the Company’s Board of Directors at any time without prior notice. No assurance can be given that any particular amount of common stock will be repurchased.

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ACHC Reports Second Quarter 2025 Results

August 5, 2025

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands, except per share amounts)

Revenue	$869,232	$796,040	$1,639,737	$1,564,091

Salaries, wages and benefits (including equity-based compensation expense of $10,549, $8,869, $19,226 and $17,547, respectively)	452,417	419,757	897,688	837,280
Professional fees	49,961	48,050	95,668	93,738
Supplies	28,532	27,878	56,874	54,530
Rents and leases	12,610	11,889	24,266	23,752
Other operating expenses	134,414	109,690	248,416	210,763
Depreciation and amortization	48,995	36,066	96,027	72,413
Interest expense, net	35,138	29,159	64,320	56,373
Debt extinguishment costs	—	—	1,269	—
Legal settlements expense	—	—	3,504	—
Loss on impairment	1,452	1,000	1,452	1,000
Gain on sale of property	(8,715)	—	(8,715)	—
Transaction, legal and other costs	64,425	6,091	95,497	8,938
Total expenses	819,229	689,580	1,576,266	1,358,787
Income before income taxes	50,003	106,460	63,471	205,304
Provision for income taxes	12,067	25,643	16,471	45,717
Net income	37,936	80,817	47,000	159,587
Net income attributable to noncontrolling interests	(7,809)	(2,335)	(8,499)	(4,722)
Net income attributable to Acadia Healthcare Company, Inc.	$30,127	$78,482	$38,501	$154,865

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$0.33	$0.86	$0.42	$1.69
Diluted	$0.33	$0.85	$0.42	$1.68

Weighted-average shares outstanding:
Basic	90,328	91,628	90,987	91,495
Diluted	90,435	92,043	91,400	92,051

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ACHC Reports Second Quarter 2025 Results

August 5, 2025

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2025	2024
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$131,421	$76,305
Accounts receivable, net	408,540	365,339
Other current assets	151,599	135,848
Total current assets	691,560	577,492
Property and equipment, net	3,063,523	2,853,193
Goodwill	2,276,232	2,264,851
Intangible assets, net	79,468	70,003
Deferred tax assets	25,383	20,964
Operating lease right-of-use assets	112,743	118,369
Other assets	59,450	52,043
Total assets	$6,308,359	$5,956,915

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$20,313	$76,816
Accounts payable	219,824	232,704
Accrued salaries and benefits	155,720	155,426
Current portion of operating lease liabilities	22,591	25,462
Other accrued liabilities	105,264	87,511
Total current liabilities	523,712	577,919
Long-term debt	2,247,027	1,880,093
Deferred tax liabilities	79,612	83,946
Operating lease liabilities	94,687	101,828
Other liabilities	139,792	122,298
Total liabilities	3,084,830	2,766,084
Redeemable noncontrolling interests	145,543	117,116
Equity:
Common stock	904	918
Additional paid-in capital	2,701,663	2,685,464
Retained earnings	375,419	387,333
Total equity	3,077,986	3,073,715
Total liabilities and equity	$6,308,359	$5,956,915

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ACHC Reports Second Quarter 2025 Results

August 5, 2025

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2025	2024
	(In thousands)
Operating activities:
Net income	$47,000	$159,587
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	96,027	72,413
Amortization of debt issuance costs	2,278	2,034
Equity-based compensation expense	19,226	17,547
Deferred income taxes	(8,753)	39,017
Debt extinguishment costs	1,269	—
Legal settlements expense	3,504	—
Loss on impairment	1,452	1,000
Gain on sale of property	(8,715)	—
Other	1,128	(3,942)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(42,660)	(26,114)
Other current assets	(3,797)	(14,182)
Other assets	(7,684)	842
Accounts payable and other accrued liabilities	27,684	(399,619)
Accrued salaries and benefits	(3,940)	(8,525)
Other liabilities	20,962	9,805
Net cash provided by (used in) operating activities	144,981	(150,137)

Investing activities:
Cash paid for acquisitions, net of cash acquired	(8,165)	(50,722)
Cash paid for capital expenditures	(342,378)	(296,652)
Proceeds from sale of property and equipment	16,623	10,209
Other	(101)	(2,933)
Net cash used in investing activities	(334,021)	(340,098)

Financing activities:
Borrowings on long-term debt	1,200,000	350,000
Borrowings on revolving credit facility	830,000	160,000
Principal payments on revolving credit facility	(1,035,000)	(15,000)
Principal payments on long-term debt	(4,063)	(25,605)
Repayment of long-term debt	(670,856)	—
Payment of debt issuance costs	(18,615)	(1,518)
Repurchase of shares for payroll tax withholding, net of proceeds from stock option exercises	(3,716)	(1,668)
Repurchase of common stock	(50,034)	—
Contributions from noncontrolling partners in joint ventures	—	2,970
Distributions to noncontrolling partners in joint ventures	(1,990)	(1,500)
Cash paid for contingent consideration	(1,500)	—
Other	(70)	(350)
Net cash provided by financing activities	244,156	467,329

Net increase (decrease) in cash and cash equivalents	55,116	(22,906)
Cash and cash equivalents at beginning of the period	76,305	100,073
Cash and cash equivalents at end of the period	$131,421	$77,167

Effect of acquisitions:
Assets acquired, excluding cash	$19,881	$55,678
Liabilities assumed	(842)	(3,456)
Contingent consideration issued in connection with an acquisition	—	(1,500)
Redeemable noncontrolling interest resulting from an acquisition	(10,874)	—
Cash paid for acquisitions, net of cash acquired	$8,165	$50,722

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ACHC Reports Second Quarter 2025 Results

August 5, 2025

Acadia Healthcare Company, Inc.
Operating Statistics (1)
(Unaudited, $ in thousands except per Patient Day metrics)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Same Facility Results (2)
Revenue	$851,223	$777,680	9.5%	$1,610,920	$1,522,102	5.8%
Patient Days	789,619	775,772	1.8%	1,553,577	1,523,166	2.0%
Admissions	49,903	49,226	1.4%	98,410	96,729	1.7%
Average Length of Stay (3)	15.8	15.8	0.4%	15.8	15.7	0.3%
Revenue per Patient Day	$1,078	$1,002	7.5%	$1,037	$999	3.8%
Adjusted EBITDA	$256,019	$224,335	14.1%	$447,624	$434,914	2.9%

Total Facility Results
Revenue	$869,232	$796,040	9.2%	$1,639,737	$1,564,091	4.8%
Patient Days	804,840	791,673	1.7%	1,579,773	1,560,351	1.2%
Admissions	51,922	50,511	2.8%	101,605	99,569	2.0%
Average Length of Stay (3)	15.5	15.7	-1.1%	15.5	15.7	-0.8%
Revenue per Patient Day	$1,080	$1,006	7.4%	$1,038	$1,002	3.5%
Adjusted EBITDA	$240,397	$224,035	7.3%	$412,758	$434,961	-5.1%

(1) Total facility and same facility results may not be indicative of the overall performance of our business and should not be considered as alternatives for net income or any other performance measures in accordance with GAAP (as defined herein).

(2) Same facility results for the periods presented include facilities we have operated for more than one year and exclude certain closed services.

(3) Average length of stay is defined as patient days divided by admissions.

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ACHC Reports Second Quarter 2025 Results

August 5, 2025

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA and Same Facility Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$30,127	$78,482	$38,501	$154,865
Net income attributable to noncontrolling interests	7,809	2,335	8,499	4,722
Provision for income taxes	12,067	25,643	16,471	45,717
Interest expense, net	35,138	29,159	64,320	56,373
Depreciation and amortization	48,995	36,066	96,027	72,413
EBITDA	134,136	171,685	223,818	334,090

Adjustments:
Equity-based compensation expense (a)	10,549	8,869	19,226	17,547
Transaction, legal and other costs (b)	64,425	6,091	95,497	8,938
Debt extinguishment costs (c)	—	—	1,269	—
Legal settlements expense (d)	—	—	3,504	—
Loss on impairment (e)	1,452	1,000	1,452	1,000
Gain on sale of property (f)	(8,715)	—	(8,715)	—
Adjusted EBITDA	$201,847	$187,645	$336,051	$361,575

Corporate general and administrative costs (g)	(38,550)	(36,390)	(76,707)	(73,386)
Total Facility Adjusted EBITDA	240,397	224,035	412,758	434,961
De novos, acquisitions, and closed facilities (h)	(15,622)	(300)	(34,866)	47
Same Facility Adjusted EBITDA	$256,019	$224,335	$447,624	$434,914

See footnotes on pages 11-12.

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ACHC Reports Second Quarter 2025 Results

August 5, 2025

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to
Adjusted Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$30,127	$78,482	$38,501	$154,865

Adjustments to income:
Transaction, legal and other costs (b)	64,425	6,091	95,497	8,938
Debt extinguishment costs (c)	—	—	1,269	—
Legal settlements expense (d)	—	—	3,504	—
Loss on impairment (e)	1,452	1,000	1,452	1,000
Gain on sale of property (f)	(8,715)	—	(8,715)	—
Provision for income taxes	12,067	25,643	16,471	45,717
Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.	99,356	111,216	147,979	210,520
Income tax effect of adjustments to income (i)	24,516	27,643	36,210	49,654
Adjusted income attributable to Acadia Healthcare Company, Inc.	74,840	83,573	111,769	160,866

Weighted-average shares outstanding - diluted	90,435	92,043	91,400	92,051

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.83	$0.91	$1.22	$1.75

See footnotes on pages 11-12.

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ACHC Reports Second Quarter 2025 Results

August 5, 2025

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including those listed below, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC.  These non-GAAP financial measures include, and are defined, as follows:

• EBITDA:  net income attributable to Acadia Healthcare Company, Inc. adjusted for net income attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization.

• Adjusted EBITDA: EBITDA adjusted for equity-based compensation expense, transaction, legal and other costs, debt extinguishment and legal settlements expense.

• Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.: net income attributable to Acadia Healthcare Company, Inc. adjusted for transaction, legal and other costs, debt extinguishment, legal settlements expense and provision for income taxes.

• Adjusted income attributable to Acadia Healthcare Company, Inc.: Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc. adjusted for the income tax effect of adjustments to income.

• Total facility adjusted EBITDA: Adjusted EBITDA adjusted for general and administrative costs related to our corporate functions. General and administrative costs directly related to the facilities are included in total facility results.

• Same facility adjusted EBITDA: Adjusted EBITDA for facilities and services to those facilities operated in both the current and prior year. These metrics exclude the operating results associated with facilities under operation for less than one year and facilities acquired, divested or removed from service during the current or prior year.

The non-GAAP financial measures presented herein are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The non-GAAP financial measures presented herein are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies. We have included information concerning the non-GAAP financial measures in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present similar non-GAAP financial measures when reporting their results. Because the non-GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Total facility results include operating results for all of our facilities and services but exclude general and administrative costs related to our corporate functions. Such costs related to our corporate functions include, amongst others, costs for accounting and finance, information systems, human resources, legal and operational and executive leadership. General and administrative costs directly related to the facilities are included in facility results. Such costs directly related to our facilities include, amongst others, labor at the facility level, insurance, including property, professional, legal and general liability insurance, hospital supplies, including medication, utilities and food service, and general maintenance costs for the facility. We determine which general and administrative costs to exclude and include in total facility results by ensuring those costs directly associated with facility operations are captured at the facility level for reporting. Note that total facility costs include those related to new facilities and the cost of closure and run-out costs related to facilities we have closed. We believe that providing results on a total facility basis is helpful to our investors as a measure of our financial and operating performance because it neutralizes the impact of corporate-level items that do not arise out of our core operations at our facilities.

Same facility results include operating results only for facilities and services operated in both the current and prior year. These metrics exclude the operating results associated with facilities under operation for less than one year and facilities acquired during the current or prior year, as well as facilities divested or removed from service. We believe that providing results on a same facility basis is helpful to investors because it neutralizes the impact of new facilities that are in early stages of operation and facilities that we no longer operate, each of which may distort investors’ understanding of the Company’s underlying performance at our existing and continuing facilities. Further, we believe that providing same facility information is helpful to our investors as a measure of the financial and operating performance of our existing and continuing facilities on a comparable basis, and same facility results provide investors with information useful in understanding underlying organic growth in such facilities. For these reasons, we believe that same facility results are particularly useful during periods of significant expansion or contraction.

Total facility results reflect adjustments that are intended to provide the specific presentation described above, and same facility results reflect adjustments that may be irregular in timing from period to period related to newly opened or acquired facilities or facilities that we no longer operate, and may omit certain results that investors may view as important. Total facility and same facility results may therefore not be indicative of the overall performance of our business and should be not be considered as alternatives for net income or any other performance measures derived in accordance with GAAP.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

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ACHC Reports Second Quarter 2025 Results

August 5, 2025

Acadia Healthcare Company, Inc.
Footnotes (continued)

(a) Represents the equity-based compensation expense of Acadia. Equity-based compensation expense is excluded from Adjusted EBITDA because Acadia believes that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to its equity holders or reinvestment into its business.

(b) Represents transaction, legal, and other costs incurred by Acadia primarily related to the following categories: (1) government investigations; (2) termination and restructuring costs; (3) legal, accounting, and other acquisition-related costs; and (4) management transition costs. Government investigations include legal fees and settlement costs related to certain litigation. Termination and restructuring costs include costs, net of gains, incurred related to workforce reductions, contract amendments, and the closure and disposition of certain facilities, including related lease terminations. Legal, accounting and other acquisition-related costs include costs incurred for the development of new facilities ($0.4 million and $1.3 million for the three and six months ended June 30, 2025, respectively, and $1.4 million and $2.0 million for the three and six months ended June 30, 2024, respectively); legal and settlement costs incurred related to certain litigation not included in Government Investigations ($0.4 million and $(2.6) million for the three and six months ended June 30, 2025, respectively, and $0.4 million and $4.4 million for the three and six months ended June 30, 2024, respectively); and direct costs associated with acquisitions ($0.2 million and $0.4 million for the three and six months ended June 30, 2024, respectively). Management transition costs include certain costs associated with the transition of the leadership team, including the design and implementation of the revised organizational structure. Management transition costs incurred with the transition of our Chief Executive Officer beginning in the first quarter of 2022 concluded in the fourth quarter of 2024. The table below quantifies each of the components of transaction, legal and other costs for the periods presented. Such transaction, legal and other costs are excluded from Adjusted EBITDA because Acadia believes that the nature, size, and number of these costs can vary dramatically from period to period and between Acadia and its peers and can also obscure underlying business trends and make comparisons of long-term performance difficult.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)
Government investigations	$53,526	$2,051	$84,538	$2,532
Termination and restructuring costs	10,074	1,419	12,239	(1,981)
Legal, accounting and other acquisition-related costs	825	2,034	(1,280)	6,791
Management transition costs	—	587	—	1,596
Transaction, legal, and other costs	$64,425	$6,091	$95,497	$8,938

(c) Represents debt extinguishment costs recorded during the first quarter of 2025 in connection with the refinancing of the prior credit facility. Debt extinguishment is excluded from Adjusted EBITDA because Acadia believes that this expense is unrelated to Acadia’s day-to-day business operations and not indicative of Acadia’s ongoing operating results.

(d) Represents legal settlements expense related to costs associated with the Desert Hills litigation. Legal settlements expense is excluded from Adjusted EBITDA because Acadia believes that this expense is unrelated to Acadia’s day-to-day business operations and not indicative of Acadia’s ongoing operating results.

(e) Represents non-cash impairment charges related to the closure of certain facilities. Non-cash impairment charges related to the closure of certain facilities are excluded from Adjusted EBITDA because Acadia believes that these charges are unrelated to Acadia’s day-to-day business operations and not indicative of Acadia’s ongoing operating results.

(f) Represents gain on facility property sale. Gains from facility property sales are excluded from Adjusted EBITDA because Acadia believes that these gains are unrelated to Acadia’s day-to-day business operations and not indicative of Acadia’s ongoing operating results.

(g) Represents general and administrative costs related to our corporate functions, including, amongst others, costs for accounting and finance, information systems, human resources, legal and operational and executive leadership. We determine which general and administrative costs to exclude and include in total facility results by ensuring those costs directly associated with facility operations are captured at the facility level for reporting. Corporate general and administrative costs are excluded to present Total Facility Adjusted EBITDA because we believe that providing results on a total facility basis is helpful to our investors as a measure of the financial and operating performance of our core operations at our facilities.

(h) Represents the portion of EBITDA for the periods presented attributable to de novos and acquired facilities in operation for less than one year and facilities closed during such period. De novos are newly developed facilities built by Acadia or with a joint venture partner. Such amounts are excluded from Adjusted EBITDA to present Same Facility Adjusted EBITDA because we believe providing same facility information is helpful to our investors as a measure of the financial and operating performance of our existing and continuing facilities on a comparable basis, and same facility results provide investors with information useful in understanding underlying organic growth in such facilities.

(i) Represents the income tax effect of adjustments to income based on tax rates of 24.7% and 24.9% for the three months ended June 30, 2025 and 2024, respectively, and 24.5% and 23.6% for the six months ended June 30, 2025 and 2024, respectively. We believe excluding the income tax effect of adjustments to income assists investors in understanding the tax provision associated with those adjustments and the effect on net income.

Investor Contact:
Patrick Feeley
Senior Vice President, Investor Relations
(615) 861-6000

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